Exhibit 10.12

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE OCTOBER 22, 2004.

DEBT SETTLEMENT AND
SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") made as of the 22 day of June, 2004.

BETWEEN:

OCEAN VENTURES, INC. (the "Company")
c/o Digital Youth Network Inc.
Suite 302 - 1040 Hamilton Street
Vancouver, BC V6B 2R9
Canada

AND:

310047 B.C. Ltd. (the "Subscriber")
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3H1

WHEREAS:

A. Clark, Wilson has provided legal services to the Company and the Company is indebted to Clark, Wilson in the amount of $25,804.12 (the "Outstanding Amount") for legal services provided during the months of February, March, April and May of 2004;

B. Clark, Wilson has assigned the Outstanding Amount to the Subscriber;

C. For payment of the Outstanding Amount, the Subscriber has agreed to accept 143,356 units of the Company's (the "Units") at $0.18 per Unit as payment of the Outstanding Amount pursuant to the terms and conditions set forth in this Agreement; and

D. Each Unit will consist of one common share in the capital of the Company (each, a "Share") and one common share purchase warrant (each, a "Warrant") subject to adjustment. Each Warrant shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a "Warrant Share"), as presently constituted, for a period of five years commencing from the Closing (as defined hereafter), at a price per Warrant Share of $0.30. The Shares, Warrants and the Warrant Shares are referred to as the "Securities".

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interpretation

1.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2 Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2. Acknowledgement of Indebtedness

2.1 The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

3. Payment of Indebtedness

3.1 As full and final payment of the Outstanding Amount, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Units, as fully paid and non-assessable, and the Subscriber will accept the Units as full and final payment of the Outstanding Amounts.

4. Release

4.1 The Subscriber hereby agrees that upon delivery of the Units by the Company in accordance with the provisions of this Agreement, the Outstanding Amounts will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amounts and the Consulting Agreement.

5. Documents Required from Subscriber

5.1 The Subscriber must complete, sign and return to the Company two (2) executed copies of this Agreement.

5.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

6. Closing

6.1 Closing of the offering of the Units (the "Closing") shall occur on or before June 30, 2004, or on such other date as may be determined by the Company (the "Closing Date").

7. Acknowledgements of Subscriber

7.1 The Subscriber acknowledges and agrees that:

(a) none of the Securities have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b) the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c) he has received and carefully read this Agreement;

(d) the decision to execute this Agreement and acquire the Units agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission ("SEC") in compliance, or intended compliance, with applicable securities legislation;

(e) he and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Units hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(f) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the issuance of the Units hereunder have been made available for inspection by him and his attorney and/or advisor(s);

(g) the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement;

(h) the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of any of the Securities hereunder, and

(ii) applicable resale restrictions;

(j) in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell any of the Securities under the Securities Act (British Columbia) and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(k) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus to sell the Units and, as a consequence of acquiring the Units pursuant to such exemption certain protections, rights and remedies provided by the applicable securities legislation of British Columbia including statutory rights of rescission or damages, will not be available to the Subscriber;

(l) none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board;

(m) the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Units as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Units;

(n) none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(o) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(p) no documents in connection with the sale of the Units hereunder have been reviewed by the SEC or any state securities administrators;

(q) there is no government or other insurance covering any of the Securities;

(r) the issuance and sale of the Units to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(s) the Subscriber is purchasing the Units pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is an insider of the Company and, as a consequence:

(t) is restricted from using most of the civil remedies available under securities legislation,

(i) may not receive information that would otherwise be required to be provided under securities legislation, and

(ii) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(u) the statutory and regulatory basis for the exemption claimed for the offer and sale of the Units, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(v) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

8. Representations, Warranties and Covenants of the Subscriber

8.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) the Subscriber is not a U.S. Person;

(b) the Subscriber is not acquiring the Units for the account or benefit of, directly or indirectly, any U.S. Person;

(c) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Agreement and the sale of the Units to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d) the Subscriber is purchasing the Units as principal for investment purposes only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute, either directly or indirectly, any of the Securities in the United States or to U.S. Persons;

(e) the Subscriber is outside the United States when receiving and executing this Agreement;

(f) the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(g) the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Securities and the Company;

(h) the Subscriber (I) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(i) the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(j) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(k) the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(l) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

(m) the Subscriber understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(n) it is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

(o) the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of one year after the date of original issuance of the Securities (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(p) the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(q) the Subscriber understands and agrees that the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(r) the Subscriber (I) is able to fend for itself in the subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and the Company; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(s) the Subscriber acknowledges that it has not acquired the Units as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(t) the Subscriber is not aware of any advertisement of any of the Units and is not acquiring the Units as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(u) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities;

(iii) as to the future price or value of any of the Securities; or

(iv) that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system.

8.2 In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9. Representations and Warranties will be Relied Upon by the Company

9.1 The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Units under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Units under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Units on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Units and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Units.

10. Resale Restrictions

10.1 The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Securities have not been registered under the 1933 Act of the securities laws of any state of the United States. The Securities may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

10.2 The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Securities by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 10.1 above, and, in particular, the Subscriber acknowledges and agrees that:

(a) none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period; and

(b) the Company is not a reporting issuer in any of the Provinces of Canada and therefore resale of any of the Securities in Canada is restricted except pursuant to an exemption from applicable securities legislation.

11. Acknowledgement and Waiver

11.1 The Subscriber has acknowledged that the decision to purchase the Units was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Units.

12. Legending and Registration of Subject Units

12.1 The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Securities to the effect that the Securities represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

12.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

13. Costs

13.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber.

14. Governing Law

14.1 This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable herein.

15. Survival

15.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

16. Assignment

16.1 This Agreement is not transferable or assignable.

17. Execution

17.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

18. Severability

18.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19. Entire Agreement

19.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

20. Notices

20.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page * and notices to the Company shall be directed to it at Suite 302 - 1040 Hamilton Street, Vancouver, BC V6B 2R9, Attention: The President.

21. Counterparts

21.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1. Delivery - please deliver the certificates to:

310047 B.C. Ltd.

Suite 800 - 885 West Georgia Street, Vancouver, BC V6C 3H1

2. Registration - registration of the certificates which are to be delivered at closing should be made as follows:

310047 B.C. Ltd.
(name)

Suite 800 - 885 West Georgia Street, Vancouver, BC V6C 3H1
(address)

3. The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Units as may be required for filing with the appropriate securities commissions and regulatory authorities.

310047 B.C. Ltd.
(Name of Subscriber - Please type or print)

/s/ signed
(Signature and, if applicable, Office)

Suite 800-885 West Georgia Street
(Address of Subscriber)

Vancouver, BC V6C 3H1
(City, State or Province, Postal Code of Subscriber)

Canada
(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Units is hereby accepted by OCEAN VENTURES INC.

DATED at Vancouver, British Columbia, the 22nd day of June, 2004.

OCEAN VENTURES INC.

Per: /s/ signed
Authorized Signatory